                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 2, 2001

                             VISUAL DATA CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

  FLORIDA                          000-22849                     65-0420146
----------------                 --------------               ----------------
(State or other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)                 Identification
incorporation)                                                Number)


                 1291 SW 29 AVENUE, POMPANO BEACH, FLORIDA 33069
           -----------------------------------------------------------
                   (Address of executive offices and Zip Code)

       Registrant's telephone number, including area code: (954)917-6655

                                 NOT APPLICABLE
                           --------------------------
          (Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

         Financial Statements:

         a. Financial Statements of SportSoft Golf, Inc. for the years ended December 31, 1999 and 2000.

         b. Pro Forma Financial Information required pursuant to Article 11 of Regulation S-X.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Visual Data Corporation

Date: May 2, 2001                            By: /s/ GAIL BABITT
                                                 -----------------------------
                                             Gail Babitt,
                                             Chief Financial Officer

                     SPORTSOFT GOLF, INC. AND SUBSIDIARIES

             FINANCIAL STATEMENTS AS OF DECEMBER 31, 1999 AND 2000

                                 TOGETHER WITH

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To SportSoft Golf, Inc:

We have audited the accompanying consolidated balance sheets of SportSoft Golf, Inc. (currently a Delaware C corporation) and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, changes in equity and cash flows for the period from inception (June 4, 1999) to December 31, 1999 and for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SportSoft Golf, Inc. and subsidiaries as of December 31, 1999 and 2000 and the results of their operations and their cash flows for the period from inception (June 4, 1999) to December 31, 1999 and for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP





Fort Lauderdale, Florida,
    April 27, 2001.

                      SPORTSOFT GOLF, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                                DECEMBER 31,
                                                                        -----------------------------
                                                                          1999              2000
                                                                        -----------       -----------
                                     ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                           $ 1,330,205       $    76,859
    Accounts receivable, less allowance for doubtful
      accounts of $33,000 and $75,798                                       209,989           174,072
    Prepaid expenses and other current assets                               278,873           653,366
                                                                        -----------       -----------
             Total current assets                                         1,819,067           904,297

FIXED ASSETS, net of accumulated depreciation
    of $15,498 and $139,081                                                 430,916           527,210

DEFERRED MARKETING COSTS                                                    577,314           970,038

MEMBERSHIP LISTS, net of accumulated amortization
    of $16,284 and $69,691                                                  711,938           658,531

GOODWILL, net of accumulated amortization
    of $68,549 and $551,913                                               2,076,121         1,938,060

OTHER ASSETS                                                                     --             2,831
                                                                        -----------       -----------
             Total assets                                               $ 5,615,356       $ 5,000,967
                                                                        ===========       ===========

                             LIABILITIES AND EQUITY

CURRENT LIABILITIES:
    Accounts payable                                                    $   481,683       $ 1,109,912
    Loan from members                                                       577,500                --
    Due to affiliate                                                         31,067             3,276
    Notes payable                                                            40,600                --
    Deferred revenue                                                        182,049           778,293
    Accrued expenses                                                      1,164,380           770,230
                                                                        -----------       -----------
             Total current liabilities                                    2,477,279         2,661,711
                                                                        -----------       -----------

DEFERRED REVENUE                                                             51,463           838,786

DUE TO RELATED PARTY                                                        154,240         1,068,045

COMMITMENTS AND CONTINGENCIES (Notes 5 and 7)

EQUITY:

    Common stock, par value $.00001, 50,000,000 shares authorized,
      0 and 17,406,735 shares issued and outstanding                             --               174
    Additional paid-in capital                                                   --         3,473,474
    Membership interests                                                  4,820,416                --
    Accumulated deficit                                                  (1,888,042)       (3,041,223)
                                                                        -----------       -----------
             Total equity                                                 2,932,374           432,425
                                                                        -----------       -----------
             Total liabilities and equity                               $ 5,615,356       $ 5,000,967
                                                                        ===========       ===========


           The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                      SPORTSOFT GOLF, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   INCEPTION
                                               (JUNE 4, 1999) TO     YEAR ENDED
                                                 DECEMBER 31,       DECEMBER 31,
                                                     1999               2000
                                                 ------------       ------------

NET REVENUES                                      $   231,137     $ 2,767,968

COST OF REVENUES                                       77,182       1,837,566

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        2,014,165       5,488,361
                                                  -----------     -----------
             Loss from operations                  (1,860,210)     (4,557,959)

OTHER INCOME                                               --           1,076

INTEREST EXPENSE, net                                 (27,832)        (28,619)
                                                  -----------     -----------
             Net loss                             $(1,888,042)    $(4,585,502)
                                                  ===========     ===========


           The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                      SPORTSOFT GOLF, INC. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY


                                                COMMON STOCK
                                             --------------------                    MEMBERSHIP     ACCUMULATED        TOTAL
                                             SHARES        AMOUNT           APIC      INTERESTS       DEFICIT          EQUITY
                                             ------        ------           ----      ---------     -----------        ------

BALANCE AT INCEPTION (June 4, 1999)                --   $        --    $        --    $        --    $        --    $        --

    Sale of membership interests                   --            --             --      3,623,752             --      3,623,752
    Issuance of membership interests in
      connection with acquisitions                 --            --             --      1,166,664             --      1,166,664
    Issuance of profit interests in
      connection with financings                   --            --             --         30,000             --         30,000
    Net loss                                       --            --             --             --     (1,888,042)    (1,888,042)
                                          -----------   -----------    -----------    -----------    -----------    -----------

BALANCE AT DECEMBER 31, 1999                       --            --             --      4,820,416     (1,888,042)     2,932,374

    Sale of membership interests                   --            --             --        766,804             --        766,804
    Conversion of loan                             --            --             --        164,525             --        164,525
    Issuance of membership interests in
      connection with acquisitions                 --            --             --        345,000             --        345,000
    Net loss                                       --            --             --             --     (1,544,279)    (1,544,279)
    Conversion to C Corporation            15,570,735           156      2,664,268     (6,096,745)     3,432,321             --
    Conversion of loan                        936,000             9        599,991             --             --        600,000
    Stock granted to employees                900,000             9        120,775             --             --        120,784
    Issuance of stock options                      --            --         88,440             --             --         88,440
    Net loss                                       --            --             --             --     (3,041,223)    (3,041,223)
                                          -----------   -----------    -----------    -----------    -----------    -----------

BALANCE AT DECEMBER 31, 2000               17,406,735   $       174    $ 3,473,474    $        --    $(3,041,223)   $   432,425
                                          ===========   ===========    ===========    ===========    ===========    ===========

           The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                      SPORTSOFT GOLF, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                        INCEPTION
                                                                    (JUNE 4, 1999) TO     YEAR ENDED
                                                                       DECEMBER 31,      DECEMBER 31,
                                                                           1999              2000
                                                                    -----------------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                           $(1,888,042)      $(4,585,502)
    Adjustments to reconcile net loss to net cash used in
      operating activities-
      Provision for bad debts                                               33,000            42,798
      Depreciation and amortization                                        189,080           660,354
      Non-cash interest expense                                              7,500            32,537
      Stock granted to employees                                                --           120,784
      Issuance of stock options                                                 --            88,440
    Changes in operating assets and liabilities:
      Increase in accounts receivable                                     (182,989)           (6,881)
      Increase in prepaid expenses and other current assets               (276,599)         (374,493)
      Decrease in deferred marketing costs                                (667,308)         (392,724)
      Increase in other assets                                              (1,763)           (2,831)
      Increase in accounts payable                                         301,000           628,229
      Increase in deferred revenue                                         233,512         1,383,567
      Increase(decrease) in accrued expenses                               231,457          (394,151)
                                                                       -----------       -----------
             Net cash used in operating activities                      (2,021,152)       (2,799,873)
                                                                       -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                  (281,570)         (231,099)
    Sale of assets                                                              --            11,222
    Purchase of businesses, net of cash acquired                          (370,552)               --
                                                                       -----------       -----------
             Net cash used in investing activities                        (652,122)         (219,877)
                                                                       -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of member interests                           3,623,752           766,804
    Borrowings from members                                                600,000                --
    Borrowings from affiliates                                              31,067         1,067,991
    Repayments to affiliates                                                    --           (27,791)
    Repayments of notes payables                                          (251,340)          (40,600)
                                                                       -----------       -----------
             Net cash provided by financing activities                   4,003,479         1,766,404
                                                                       -----------       -----------
             Net increase(decrease) in cash and cash equivalents         1,330,205        (1,253,346)

CASH AND CASH EQUIVALENTS, beginning of period                                  --         1,330,205
                                                                       -----------       -----------
CASH AND CASH EQUIVALENTS, end of period                               $ 1,330,205       $    76,859
                                                                       ===========       ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:
    Issuance of profit interests in connection with financings         $    30,000       $        --
    Issuance of membership interests in connection with acquisitions     1,166,664           345,000
    Conversion of loans to equity                                               --           764,525


           The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                      SPORTSOFT GOLF, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 2000


1.   ORGANIZATION, NATURE OF BUSINESS AND SUMMARY
     OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

       ORGANIZATION AND NATURE OF BUSINESS

SportSoft Golf, Inc. and subsidiaries (the "Company") publishes a golf magazine for its membership. The Company also is an internet service provider that maintains an interactive and content rich web site for the golfing community. The Company was formed on June 4, 1999 in the state of Delaware as a limited liability company ("LLC"). On April 24, 2000, the Company converted from a limited liability company to a C Corporation. The Company authorized 50,000,000 shares of common stock, par value of $.00001, and 10,000,000 shares of Blank Check Preferred Stock, par value of $.00001.

The Company is subject to all of the many risks inherent in establishing a new enterprise, including changing technologies, competition from companies offering the same or similar products and services, managing growth and lack of financial resources. There can be no assurance that the Company will achieve or sustain profitability or positive cash flow from operations.

       BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of SportSoft Golf, Inc. and subsidiaries. All material intercompany transactions have been eliminated.

All historical share data of the Company's common stock for all periods included in the consolidated financial statements and notes thereto have been retroactively adjusted for the three-for-one stock split which occurred in fiscal year 2000.

       USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       REVENUE RECOGNITION

The Company generates its revenues primarily from membership dues and advertising. Membership revenue represents dues paid for membership to the Golf Society of the U.S. which provides members with a bi-monthly published, player magazine plus on-line discounts for travel, proshop, handicap and game analysis. Revenues are recognized ratably over the life of the membership.

Advertising revenue, derived from the sale of sponsorship, banner email and other advertisements is recognized ratably in the period the advertising is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include guarantees of a minimum number of "impressions" or times that an advertisement is viewed by users of the Company's web site.

Deferred revenue primarily represents membership dues that have been received but not earned.

                      SPORTSOFT GOLF, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 2000


       CASH AND CASH EQUIVALENTS

The Company considers all short-term marketable securities with a maturity of three months or less from the date of purchase to be cash equivalents.

       PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets (3 years for leasehold improvements and 5 years for all others).

       INTANGIBLE ASSETS

Intangible assets are amortized over the estimated useful life of three to ten years. Membership lists and goodwill are summarized as follows as of:

                                                      DECEMBER 31,
                                          -----------------------------------
                                              1999                    2000
                                          -----------             -----------


Membership lists                          $   728,222             $   728,222
Goodwill                                    2,144,670               2,489,973
                                          -----------             -----------
                                            2,872,892               3,218,195
Less- Accumulated amortization                (84,833)               (621,604)
                                          -----------             -----------
                                          $ 2,788,059             $ 2,596,591
                                          ===========             ===========

For the period from inception (June 4, 1999) to December 31, 1999 and the year ended December 31, 2000, amortization expense was $84,833 and $536,771, respectively.

       ACCOUNTING FOR LONG-LIVED ASSETS

The Company reviews the recoverability of its long-lived assets on a periodic basis whenever events and circumstances indicate the remaining balance may not be recoverable. The assessment for potential impairment is based primarily on the Company's ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. The Company does not believe that any such events or changes in circumstances have occurred.

       INCOME TAXES

The Company was organized on June 4, 1999 as a limited liability company for Federal and state income tax purposes. Accordingly, the Company was treated as a partnership and the net losses of the Company are included in the individual tax returns of the members.

                      SPORTSOFT GOLF, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 2000


On April 24, 2000, the Company converted into a C corporation. From that point forward, the Company accounts for income taxes under the liability method pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. As of December 31, 2000, the Company had unused net operating loss carryforwards of approximately $2,400,000 for federal income tax purposes, which will expire in 2020. The income tax benefit of these losses and other net deferred tax assets has been offset by a full valuation allowance of approximately $960,000 since realization of such assets do not meet the "more likely than not" criteria of SFAS No. 109.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to the short-term maturity of these instruments. The carrying amounts of outstanding borrowings approximate fair value.

       CONCENTRATIONS AND CREDIT RISK

Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains cash with certain financial institutions. The Company performs periodic evaluations of the relative credit standing of these institutions. The Company's clients are primarily concentrated in the United States. The Company does not require collateral from its customers, and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information.

       DEFERRED MARKETING COSTS

Costs relating to direct response marketing are capitalized when incurred and expensed along with the recognition of revenues directly generated from the marketing activities.

       ADVERTISING COSTS

Advertising costs are expensed as incurred. The Company expenses the production costs of advertising the first time the advertising takes place. For the period from inception (June 4, 1999) to December 31, 1999 and the year ended December 31, 2000 the advertising costs were $105,936 and $160,726, respectively.

2.   ACQUISITIONS

On August 1, 1999, the Company acquired all the ownership interest of Adorney Tallman, LLC, (ATLLC) an agency selling advertising in golf publications for 100,000 membership interests. The acquisition was accounted for using the purchase method of accounting. The excess purchase price over net tangible assets acquired was $196,073, which is being amortized over 10 years.

                      SPORTSOFT GOLF, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 2000


Upon consummation of the acquisition, the Company entered into employment agreements with the former principals of ATLLC and, to the extent they are still employed by the Company, they will receive 100,000 membership interests on each anniversary date of the acquisition for three years. During fiscal year 2000, the Company granted 900,000 shares of common stock in full satisfaction of the obligation under these employment agreements. Compensation expense of approximately $120,000, representing the estimated fair value of the common stock granted, was recognized at the date of the grant.

On September 1, 1999, the Company acquired certain assets and liabilities of the Golf Society of the United States, L.L.C. (GSUS), a golf society membership business and publisher of "Player" magazine The acquisition was accounted for using the purchase method of accounting. As consideration for the net assets acquired, the Company paid $500,000 cash, issued a note payable in the amount of $250,000 due 90 days after the acquisition, and issued 100,000 membership interests. The Company assumed liabilities of approximately $990,000 representing the costs to provide services to the current members of the society and $108,000 representing the cost to provide services to members who joined or renewed their subscriptions subsequent to the acquisition date but whose revenues were retained by the seller subject to a formula defined in the acquisition agreement. Such liabilities, net of subsequent costs incurred, are included in accrued expenses as of December 31, 1999 and 2000 in the amounts of $1,017,440 and $668,481, respectively. These liabilities are amortized over the period services are being rendered. For the period of inception (June 4, 1999) to December 31, 1999 and year ended December 31, 2000, the Company amortized approximately $81,000 and $429,000, respectively. The excess purchase price over the net assets acquired of $1,835,048 has been allocated to customer lists ($710,000) and goodwill ($1,125,048) and is being amortized over 10 years.

On December 1, 1999, the Company acquired all the outstanding stock of Links Worldwide, Inc. (Links), a retailer of golf equipment and accessories through the internet. The acquisition was accounted using the purchase method of accounting. As consideration for the assets acquired (approximately $13,400) and liabilities assumed (approximately $54,950), the Company issued 333,333 membership interests. The excess purchase prices over net assets acquired of $741,771 has been allocated to customer lists ($18,222) and goodwill ($723,549), and is being amortized over three years.

Effective December 1, 1999, the Company acquired certain assets of Fantasy Golf, Inc. for 100,000 membership interests. The acquisition was accounted for using the purchase method of accounting. The excess purchase price over net tangible assets acquired was $100,000 and has been allocated to goodwill. Such amount is being amortized over three years. In addition, the Company issued 37,500 interest options, payable either in interest or cash in lieu of a prescribed bonus at the choice of the grantee. During fiscal year 2000, the interest options were cancelled.

On April 20, 2000, the Company acquired all of the outstanding membership interests of 3 Wedge LLC in exchange for 345,000 membership interests of the Company. The purchase price in excess of the net assets acquired are recorded as goodwill in the amount of $345,303. The goodwill is being amortized over three years.

Pro forma information is not presented as the acquisitions were not significant to the Company.

                      SPORTSOFT GOLF, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 2000


3.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of:

                                                          DECEMBER 31,
                                                    ------------------------
                                                       1999           2000
                                                    ---------      ---------

Computer equipment                                  $ 325,467      $ 376,463
Furniture and fixtures                                109,746        254,647
Leasehold improvements                                 11,201         35,181
                                                    ---------      ---------
                                                      446,414        666,291

Less- Accumulated depreciation and amortization       (15,498)      (139,081)
                                                    ---------      ---------
Property and equipment, net                         $ 430,916      $ 527,210
                                                    =========      =========

Depreciation expense was $15,498 and $123,583 for the period from inception (June 4, 1999) to December 31, 1999 and the year ended December 31, 2000, respectively.

4.   DEBT

On September 1, 1999, the Company borrowed $600,000 from certain officers. The notes were originally due on December 31, 1999 and accrued interest at 10% per annum. On November 23, 1999, the due dates were extended to December 30, 2000 and, effective December 31, 1999, the interest rate was increased to 12%. The notes are collateralized by a lien on all corporate assets. In connection with the issuance of the original notes and the extension of the due date the Company issued the officers 240,000 and 60,000 profit interests, respectively, valued at $24,000 and $6,000, respectively. During fiscal year 2000, the Company converted the $600,000 loans into 936,000 shares of common stock.

In connection with the acquisition of Links, the Company assumed various notes payable to individuals totaling $41,940. The notes bear interest at rates ranging from 9% to 15%. Subsequent to December 31, 1999, three of the four notes were paid.

Due to affiliate represents amounts due to a related company for the transfer of computer equipment at book value to the Company. During fiscal year 2000, the due to affiliate of approximately $154,000 plus accrued interest of approximately $10,000 was converted into 54,840 membership interests.

As of December 31, 2000, due to related party primarily consists of long-term, non-interest bearing amounts advanced from Visual Data Corporation ("VDC") to fund operations. See footnote 7 for further discussion of the VDC acquisition of the Company.

                      SPORTSOFT GOLF, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 2000


5.   COMMITMENTS AND CONTINGENCIES

       OPERATING LEASES

The Company is committed under operating leases, principally for office space and equipment. Rent expense was $44,000 and $236,000 for the period from inception (June 4, 1999) to December 31, 1999 and the year ended December 31, 2000, respectively. Future minimum base rents under terms of noncancellable operating leases are as follows for the years ended December 31:

       2001                                       $    246,000
       2002                                            242,000
       2003                                            190,000
       2004                                            195,000
       2005                                             65,000
       Thereafter                                       17,000
                                                  ------------
       Total                                      $    955,000
                                                  ============

       EMPLOYMENT AGREEMENTS

The Company has employment agreements with certain officers. The agreements provide for payments of approximately $465,000 per year through December 31, 2002.

6.   STOCK OPTIONS

On June 7, 2000, the Company adopted the SportSoft Golf, Inc. 2000 Stock Option Plan to provide for grants of options to purchase shares of common stock to employees, non-employee directors and independent contractors of the Company who are eligible to participate in the Plan. The Company has reserved 3,000,000 shares for grant.

During the year ended December 31, 2000, the Company granted 1,254,369 stock options. Such options were granted at a weighted-average exercise price of $0.71. Options granted under the plan vest in periodic installments. All options are exercisable within 10 years from the time of the grant. The Company cancelled all stock options as of December 1, 2000 in contemplation of the merger with Visual Data Corporation. Therefore, at December 31, 2000, there were no exercisable options outstanding.

The Company uses Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for employee stock options. The intrinsic value of options granted with an exercise price less than the fair value of the common stock at the date of the grant is recorded as compensation expense over the vesting period of two years. Such amounts totalled $68,144 for the year ended December 31, 2000. For options granted equal to or in excess of the fair value of common stock on the date of grant, no compensation expense is recognized.

Had compensation for the Company's stock-based compensation plans been determined pursuant to Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net loss would have increased by approximately $156,938 for the period ended December 31, 2000.

                      SPORTSOFT GOLF, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 2000


Stock options granted to non-employees are accounted for under SFAS 123. During 2000, 100,500 options were granted at an average exercise price of $0.76. The Company recorded compensation expense of $20,296 in 2000.

For 2000, the assumptions used under the fair value method prescribed by SFAS 123 were: 6.25% weighted average risk free interest rate, 10 year expected lives and 50% volatility.

7.   SUBSEQUENT EVENTS

Effective December 22, 2000, the Company entered into a definitive management and merger agreement with Visual Data Corporation. The Company has been operating under the terms of the management agreement as of that date, whereby Visual Data Corporation managed the Company's day to day operations. The Company's shareholders exchanged all the outstanding shares of common stock of the Company for common stock in Visual Data Corporation on February 27, 2001.

                             VISUAL DATA CORPORATION

         UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The following Unaudited Condensed Consolidated Balance Sheet presents the pro forma financial position of the Company as of December 31, 2000 as if the acquisition of SportSoft Golf, Inc. and subsidiaries ("SportsSoft"), which the Company acquired in February 2001, had been consummated as of December 31, 2000.

The following Unaudited Condensed Consolidated Pro Forma Statements of Operations for the three months ended December 31, 2000 and for the year ended September 30, 2000 present the pro forma results of operations of the Company as if the acquisition of SportSoft, which was acquired in February 2001, had been consummated as of the beginning of the periods presented. The fiscal year-end for the Company and SportSoft is September 30 and December 31, respectively. Therefore, in preparing the Pro Forma financial statements the results of operations for SportSoft are based upon the three months ended December 31, 2000 and the year ended September 30, 2000.

The unaudited pro forma net loss per share is based on the combined weighted average number of shares of common stock, which include the shares issued in connection with the acquisition of SportSoft. Since the effect of common stock equivalents was anti-dillutive, all such equivalents are excluded from the calculation of pro forma net loss per share.

These Unaudited Condensed Consolidated Pro Forma Financial Statements should be read in conjunction with the respective historical consolidated financial statements and notes thereto of the Company and SportSoft. These Unaudited Condensed Consolidated Pro Forma Financial Statements were prepared utilizing the accounting policies of the respective entities as outlined in their historical financial statements except as described in the accompanying notes. The acquisition of SportSoft has been accounted for under the purchase method of accounting. Accordingly, the Unaudited Condensed Consolidated Pro Forma Financial Statements reflect the Company's preliminary allocation of the purchase price of such acquisition which will be subject to further adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. The unaudited condensed consolidated pro forma results of operations do not necessarily reflect actual results which would have occurred if the acquisition had taken place on the assumed dates, nor are they necessarily indicative of the results of future combined operations.

The final allocation of the purchase price will be determined after completion of the acquisition and will be based upon a comprehensive final evaluation of the fair value of SportSoft's tangible and identifiable intangible assets acquired and liabilities assumed at the time of the acquisition. The preliminary allocation is summarized in the following table:

Calculation of Purchase Price:

                                                     DECEMBER 31, 2000
                                                     -----------------
                                                      (in Thousands)

Common stock                                             $     2,319
                                                         -----------
         Total purchase price                            $     2,319
                                                         ===========

Allocation of Purchase Price:

                                                         DECEMBER 31, 2000
                                                         -----------------
                                                          (in Thousands)

Assets:
   SportSoft's historical assets                             $     5,001
   Eliminate SportSoft's deferred marketing                         (970)
   Eliminate SportSoft's historical goodwill                      (1,938)
   Goodwill related to SportSoft acquisition                       3,832

Liabilities:
   SportSoft's historical liabilities                             (4,568)
   Eliminate SportSoft's deferred revenue                          1,617
   Additional membership liability                                  (655)
                                                             -----------
         Total purchase price                                $     2,319
                                                             ===========

                             VISUAL DATA CORPORATION

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2000

                        (In thousands, except share data)



                                                      VISUAL                                PRO FORMA
                                                       DATA              SPORTSOFT         ADJUSTMENTS           COMBINED
                                                   -----------           ----------       -------------         ----------
Revenue                                            $     1,700             $   705             $    --             $ 2,405

Expenses:
    Cost of operations                                   1,415                 368                  --               1,783
    Selling, general and administrative                  2,622               1,387                  47 (a)           4,056
    Other income (expense)-
      Interest income                                       44                   3                  --                  47
      Interest expense                                    (339)                (10)                 --                (349)
      Other income                                          17                   3                  --                  20
                                                   -----------             -------           ---------          ----------
                                                         4,315               1,759                  47               6,121
                                                   -----------             -------           ---------          ----------
         Net loss                                  $    (2,615)            $(1,054)            $   (47)            $(3,716)
                                                   ===========             =======           =========          ==========
Net loss per share basic and diluted               $      (.31)                                                    $  (.37)
                                                   ===========                                                  ==========

Weighted average shares outstanding                  8,453,358                               1,686,445 (b)      10,139,803 (b)
                                                   ===========                               =========          ==========

        The accompanying notes are an integral part of these statements.

                             VISUAL DATA CORPORATION

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED SEPTEMBER 30, 2000

                        (In thousands, except share data)



                                                      VISUAL                                PRO FORMA
                                                       DATA               SPORTSOFT         ADJUSTMENTS             COMBINED
                                                       ----               ---------         -----------             --------
Revenue                                            $     5,868             $ 2,259            $      --          $     8,127

Expenses:
    Cost of operations                                   7,024               1,799                   --                8,823
    Selling, general and administrative                 11,387               5,402                  189 (a)           16,978
    Other income (expense)-
      Interest income                                      568                  27                   --                  595
      Interest (expense)                                  (129)                (72)                  --                 (201)
      Other income (expense)                               702                  (3)                  --                  699
                                                   -----------             -------            ---------          -----------
                                                        17,270               7,249                  189               24,708
                                                   -----------             -------            ---------          -----------
         Net loss                                  $   (11,402)            $(4,990)           $    (189)         $   (16,581)
                                                   ===========             =======            =========          ===========
Loss per share                                     $     (1.35)                                                  $    (1.64)
                                                   ===========                                                   ===========
Weighted average shares outstanding                  8,446,724                                1,686,445 (b)       10,133,169 (b)
                                                   ===========                                =========          ===========

        The accompanying notes are an integral part of these statements.

                             VISUAL DATA CORPORATION

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

                             AS OF DECEMBER 31, 2000

                                 (In thousands)

                                                     VISUAL                              PRO FORMA
                                                      DATA            SPORTSOFT         ADJUSTMENTS         COMBINED
                                                   ----------         ---------        ----------           ---------
                    ASSETS

Cash and cash equivalents                          $    2,917         $      77        $      --            $   2,994
Restricted cash                                           322                --               --                  322
Accounts receivable, net                                1,701               174               --                1,875
Prepaid expenses and other current assets               1,414               653               --                2,067
                                                   ----------         ---------        ----------           ---------
         Total current assets                           6,354               904               --                7,258

Fixed assets, net                                       3,511               527               --                4,038
Deferred marketing costs                                   --               970              (970)(c)              --
Membership lists, net                                      --               659                --                 659
Goodwill, net                                             537             1,938             1,894 (d)           4,369
Other assets                                            1,194                 3            (1,068)(e)             129
                                                   ----------         ---------        ----------           ---------
         Total assets                              $   11,596         $   5,001        $     (144)          $  16,453
                                                   ==========         =========        ==========           =========

               LIABILITIES AND
             STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses              $    1,877         $   1,212        $       --           $   3,089
Current portion of capital leases                           2                --                --                   2
Current portion of mortgage notes payable                  45                --                --                  45
Notes payable - 6% convertible debentures               2,048                --                --               2,048
Warrants - 6% convertible debentures                       76                --                --                  76
Membership fulfillment                                     --               668               655 (f)           1,323
Deferred revenue                                          461               778              (778)(g)             461
Notes payable - related party                             125                 3                --                 128
                                                   ----------         ---------        ----------           ---------
         Total current liabilities                      4,634             2,661              (123)              7,172

Due to affiliate                                           --             1,068            (1,068)(e)              --
Deferred revenue                                           --               839              (839)(g)              --
Mortgage notes payable,
    net of current portion                                837                --                --                 837
Common stock                                                1                --                --(h,i)              1
Additional paid-in capital                             36,910             3,474            (1,155)(h,i)        39,229
Accumulated deficit                                   (30,786)           (3,041)            3,041 (h)         (30,786)
                                                   ----------         ---------        ----------           ---------
         Total liabilities and
           stockholders' equity                    $   11,596         $   5,001        $     (144)          $  16,453
                                                   ==========         =========        ==========           =========


        The accompanying notes are an integral part of these statements.

                             VISUAL DATA CORPORATION

                    NOTES TO UNAUDITED CONDENSED CONSOLIDATED

                         PRO FORMA FINANCIAL STATEMENTS

(a) Represents an adjustment to amortization, on a straight-line basis, of the goodwill resulting from the preliminary purchase price allocation of SportSoft. Goodwill resulting from this purchase is being amortized over 10 years which approximates the estimated useful life.

(b)  Includes the weighted average effect of shares issued in the acquisition.

(c) Represents the write-off of deferred marketing costs in purchase accounting.

(d) Represents the net increase in Goodwill that resulted from the Visual Data transaction.

(e)  Elimination of intercompany payable/receivable.

(f) Record additional liability as of December 31, 2000 for membership fulfillment.

(g)  Represents the write-off of deferred revenue in purchase accounting.

(h)  Eliminate SportSoft equity as of December 31, 2000.

(i) Issuance of 1,686,445 shares of Visual Data stock as of December 31, 2000. The closing price of the stock on December 22, 2000, the effective date of the merger agreement, was $1.375, which was utilized in the valuation of the shares issued to SportSoft shareholders.



                                       17